Allegro Biodiesel Acquires Minority Stake in Community Power Corporation
Progress Towards Potential Strategic Acquisition in 2008

Los Angeles, November 29, 2007 – Allegro Biodiesel Corporation (OTCBB:ABDS) today announced that it has invested $1 million to acquire a minority stake in privately-held Community Power Corporation (CPC) based in Littleton, Colorado, a leading developer of small modular bioenergy technology and products. These systems gasify a wide range of biomass residues to generate power and heat, and produce synthetic fuels that substitute for fossil fuels such as natural gas, propane and diesel.

The investment follows Allegro’s previously announced extension of a $500,000 bridge loan to CPC and represents a further step in the company’s strategy to potentially acquire a controlling stake in CPC. Terms of the transaction are disclosed in Allegro’s Form 8-K filed with the SEC today.

Allegro Biodiesel Chief Executive Officer Bruce Comer said, “This equity investment move us closer our goal of acquiring CPC, which is recognized by the U.S. Department of Energy and others as having one of the most promising technologies for converting biomass to clean energy in ‘real world’ commercial applications. This is an important milestone for transforming Allegro into a diversified company in the biofuels and bioenergy industry.”

Since 1995, CPC has received more than $12 million in R&D funding and technical assistance from the U.S. Department of Energy (DOE/NREL), the U.S. Department of Agriculture (USDA/US Forest Service), the U.S. Department of Defense (USDOD/US Army), the California Energy Commission (CEC), and other organizations. Under these R&D projects, since 1998 CPC has built and shipped 24 modular biopower units to product development and demonstration sites in the U.S., the Philippines and El Salvador.

The company's proprietary gasification system has successfully processed over 30 different biomass feedstocks including wood, nutshells, grasses, paper and plastics. Marketed under the BioMax® trade name, the systems are designed for on-site conversion of biomass residues to clean energy for farms, schools, small manufacturing enterprises, communities, military encampments and other on-grid and off-grid applications.

Recent Success in Northern California
A BioMax 50, funded in part by the California Energy Commission, began operating earlier this month at an organic walnut farm in Northern California, Dixon Ridge Farms in Winters, Calif., where the system is now converting on-site walnut hulls into power and heat.

The power produced by the BioMax unit is used to operate electrical loads on the farm while heat and gas produced by the BioMax is redirected into walnut dryers. In addition to substantial savings on his electricity bill, Dixon Ridge Farms’ owner Russ Lester estimates that the system will eliminate the need for the 9,000 gallons of propane used during a typical four- to five-week drying season for the farm’s walnuts. An application has been filed with Pacific Gas & Electric Company (PG&E) to interconnect the system to the grid. By the end of 2008, BioMax and LiquiMax systems are planned to supply all of the power, heat, and synthetic diesel fuel needed to make the farm energy independent.

CPC co-founder Robb Walt, who attended the November 14 start-up of the BioMax unit at Dixon Ridge Farms, said, “Using otherwise wasted hulls from walnut farming to create clean energy for use on the farm is a perfect application of our biomass conversion technology. We are especially proud to be helping an organic walnut farm toward its stated goal of energy self-sufficiency.”

U.S. Department of Energy Support
The U.S. Department of Energy instituted a Small Modular Biomass Initiative with a focus on developing systems capable of generating 5 kW to 5 MW of power and competing with large plants. Phase I of this program evaluated ten commercial designs. Phase II of the program selected CPC and three other companies of the original ten as having commercially viable designs. A 2005 DOE document noted, “During phase II, the U. S. Department of Agriculture Forest Service became keenly interested in the Community Power Corporation technology as a potential solution to managing the enormous volumes of biomass that will need to be removed from the nation’s forests for fire mitigation.”

Mr. Comer concluded, “CPC’s biomass conversion process has broad support from the U.S. government because it can convert waste into energy in a manner that is sustainable and environmentally sound. Our goal is to act as a catalyst in bringing about the widespread adoption of this technology in any situation where the use of fossil fuels can be eliminated or reduced.”

About Community Power Corporation (CPC)
CPC was co-founded by renewable energy industry veterans Robb Walt and Art Lilley, both of whom had long tenures with Westinghouse. In 1998, the company was one of four companies to receive funding from the U.S. Department of Energy to develop small modular biomass power systems.

The unique BioMax gasification process has been proven successful across a broad range of biomass materials such as wood chips, nut shells (walnut, almond pecan, coconut, etc.), pelletized switchgrass, pelletized fruit skins, as well as cardboard and paper mixed with synthetic materials such as plastic utensils.

In a typical setting, a BioMax system (in combined heat- and power-mode) converts approximately two pounds of dry biomass to one kWh of electricity and two kWh of thermal energy. When commercialized, CPC's new Fischer-Tropsch process module ("LiquiMax") addition to the BioMax system will convert approximately one ton of biomass to 50 gallons of synthetic diesel fuel. These systems generate no hazardous waste, and were independently tested and found to meet California Air Emission Standards for small generators.

CPC is based in Littleton, Colorado and has 26 full-time employees. More information is available at the company's web site at www.gocpc.com.

About Allegro
Allegro Biodiesel Corporation is a producer and distributor of biodiesel fuel. Allegro operates a production facility located in Pollock, Louisiana that uses renewable agricultural-based feedstock to produce biodiesel. Allegro began sales in April 2006, becoming the first operational biodiesel producer in the state of Louisiana. For more information, click here or visit the company's website at www.allegrobiodiesel.com.

Forward Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that this press release discusses expectations about market conditions, market acceptance, future sales, future financial performance, future disclosures, or otherwise statements about the future: such statements are forward-looking and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks associated with the ability of the parties to reach agreement on and close the transactions discussed herein, our ability to obtain financing to fund our operations and to complete the transactions discussed herein, risks associated with CPC's business, our limited operating history, our ability to manage future acquisitions and expand operations and to implement the use of alternative feedstocks, our ability to obtain contracts with suppliers of raw materials and with distributors of our products, the risks inherent in the mutual performance of such supplier and distributor contracts, our performance and efficiency in producing biodiesel, and other risk factors discussed in the Risk Factors, Business Description and Management's Discussion and Analysis sections of Allegro's Registration Statement on Form SB-2, which was declared effective by the SEC on June 13, 2007, its Annual Report on Form 10-KSB for the year ended December 31, 2006, and subsequent Quarterly Reports on Form 10- QSB and current reports on Form 8-K. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or simply state future results, performance or achievements of Allegro and can be identified by the use of forward-looking language such as "believe," "anticipate," "expect," "estimate," "intend," "plan," "forecast," "project," and variations of such words with similar meanings. Allegro does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.